Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(386) 944-5643

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS SECOND QUARTER 2021 OPERATING RESULTS

DAYTONA BEACH, FL – July 22, 2021 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended June 30, 2021.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.03 for the quarter ended June 30, 2021.
◾	Reported FFO per diluted share of $0.38 for the quarter ended June 30, 2021, an increase of 31.0% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.39 for the quarter ended June 30, 2021, an increase of 143.8% from the comparable prior year period.
◾	During the second quarter of 2021, the Company acquired 18 net lease properties for total acquisition volume of $81.3 million, reflecting a weighted-average going-in cash cap rate of 7.3%.
◾	Entered into a new 5-year, $60.0 million unsecured term loan agreement with an initial fixed interest rate of 2.16% and a maturity date of May 2026.
◾	Completed inaugural follow-on underwritten public offering, issuing 3,220,000 shares of the Company’s common stock at a price per share of $17.80, generating net proceeds of $54.3 million.
◾	Issued 424,951 operating partnership units (“OP Units”) at an $18.85 per OP Unit value for a total value of $8.0 million in connection with the acquisition of a diversified portfolio of retail net lease properties.
◾	Paid a cash dividend for the second quarter of 2021 of $0.25 per share, an increase of 25.0% from the comparable prior year period.
◾	The Company is revising its practice of declaring a quarterly cash common stock dividend concurrent with its quarterly earnings and instead anticipates announcing its quarterly cash common stock dividend for the third quarter of 2021 and for future periods at the end of the second month of the respective quarter.

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended June 30, 2021 (in thousands, except per share data):

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Variance to Comparable Period in the Prior Year
Total Revenues	$6,597	$4,591	$ 2,006	43.7%
Net Income	$346	$279	$ 67	24.0%
Net Income Attributable to PINE	$304	$240	$ 64	26.7%
Net Income Attributable to PINE per diluted share	$0.03	$0.03	$ —	—%
FFO (1)	$3,809	$2,565	$ 1,244	48.5%
FFO per diluted share (1)	$0.38	$0.29	$ 0.09	31.0%
AFFO (1)	$3,892	$1,369	$ 2,523	184.3%
AFFO per diluted share (1)	$0.39	$0.16	$ 0.23	143.8%
Dividends Declared and Paid, per share	$0.25	$0.20	$ 0.05	25.0%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO and AFFO per diluted share.

Year-to-Date Operating Results Highlights

The table below provides a summary of the Company’s operating results for the six months ended June 30, 2021 (in thousands, except per share data):

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	Variance to Comparable Period in the Prior Year
Total Revenues	$12,487	$8,762	$ 3,725	42.5%
Net Income	$857	$294	$ 563	191.5%
Net Income Attributable to PINE	$744	$253	$ 491	194.1%
Net Income Attributable to PINE per diluted share	$0.08	$0.03	$ 0.05	166.7%
FFO (1)	$7,463	$4,603	$ 2,860	62.1%
FFO per diluted share (1)	$0.79	$0.51	$ 0.28	54.9%
AFFO (1)	$7,742	$3,176	$ 4,566	143.8%
AFFO per diluted share (1)	$0.82	$0.35	$ 0.47	134.3%
Dividends Declared and Paid, per share	$0.49	$0.40	$ 0.09	22.5%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO and AFFO per diluted share.

CEO Comments

“I am very pleased with our Company’s performance during the second quarter as we were able to execute across all facets of our business and achieve a number of milestones for our organization,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “Our high-quality, 100% occupied portfolio continued its strong performance throughout the quarter, and we were very active in the acquisition market, with the second quarter representing the largest quarter of acquisition volume in the history of the Company. We strengthened our balance sheet with the completion of our first follow-on equity offering since our IPO, and we further diversified our capital sources with our inaugural OP Unit issuance, which served as an efficient funding source for a high-quality, well-diversified retail portfolio acquisition. We continue to make good progress on the sale of our office properties, where we have received multiple offers on each asset, and we are now continuing to work through the sale process.  With excellent momentum heading into the back half of the year, we are excited about the growth prospects of our company and we remain committed to building a best-in-class organization for our shareholders.”

Acquisitions

During the three months ended June 30, 2021, the Company acquired 18 high-quality net lease properties for total acquisition volume of $81.3 million, reflecting a weighted-average going-in cash cap rate of 7.3%. As of the acquisition date, the properties had a weighted-average remaining lease term of 7.7 years, were leased to tenants operating in the home improvement, grocery, convenience store, auto parts, dollar store, off-price retail, sporting goods, farm & rural supply and quick service restaurant sectors, and were located in 13 different states. Approximately 49% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

During the six months ended June 30, 2021, the Company acquired 23 net lease properties for total acquisition volume of $103.2 million, reflecting a weighted-average going-in cash cap rate of 7.5%. As of the acquisition date, the properties had a weighted-average remaining lease term of 8.8 years and were located in 15 different states. Approximately 41% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

Income Property Portfolio

The Company’s portfolio consisted of the following as of June 30, 2021:

Number of Properties	71
Square Feet	2.3 million
Weighted-Average Remaining Lease Term	8.0 years
States where Properties are Located	22
Occupancy	100%

% of Annualized Base Rent attributable to Retail Tenants (1)	80%
% of Annualized Base Rent attributable to Office Tenants (1)	20%
% of Annualized Base Rent subject to Rent Escalations (1)	45%
% of Annualized Base Rent attributable to Investment Grade Rated Tenants (1)(2)	45%
% of Annualized Base Rent attributable to Credit Rated Tenants (1)(3)	81%

Any differences a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from Moody’s Investors Service, S&P Global Ratings, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants as of June 30, 2021:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Wells Fargo	A+	11%
Hilton Grand Vacations	BB	9%
Hobby Lobby	N/A	7%
Dollar General	BBB	7%
Walgreens	BBB	5%
At Home	B	5%
Walmart	AA	5%
LA Fitness	CCC+	3%
Lowe’s	BBB+	3%
Burlington	BB+	3%
Total		58%

Any differences a result of rounding.

(1)	Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of June 30, 2021.

The Company’s portfolio consisted of the following industries as of June 30, 2021:

Industry		% of Annualized Base Rent
General Merchandise		14%
Financial Services (Office)		11%
Home Furnishings		10%
Hospitality (Office)		9%
Dollar Stores		7%
Grocery		7%
Pharmacy		7%
Entertainment		6%
Sporting Goods		6%
Convenience Store		4%
Health & Fitness		3%
Home Improvement		3%
Off-Price Retail		3%
Consumer Electronics		3%
Automotive Parts		2%
Quick Service Restaurant		1%
Casual Dining		1%
Automotive Service		1%
Farm & Rural Supply		1%
Other (1)		1%
Total	23 Industries	100%

Any differences a result of rounding.

(1)	Includes four industries collectively representing 1% of the Company’s ABR as of June 30, 2021.

The Company’s portfolio included properties in the following states as of June 30, 2021:

State		% of Annualized Base Rent
Florida		16%
Texas		13%
Oregon		11%
North Carolina		10%
Arizona		7%
Georgia		6%
Michigan		5%
Massachusetts		4%
Oklahoma		4%
Ohio		4%
Washington		3%
New York		3%
Nevada		2%
Wisconsin		2%
South Carolina		2%
New Mexico		2%
Alabama		2%
Maryland		2%
Kentucky		1%
Maine		1%
Indiana		1%
Pennsylvania		<1%
Total	22 States	100%

Any differences a result of rounding.

Capital Markets and Balance Sheet

During the three months ended June 30, 2021, the Company completed the following notable capital markets transactions:

◾	On May 21, 2021, the Company executed a 5-year, $60.0 million unsecured term loan (the “2026 Term Loan”). The 2026 Term Loan will mature in May 2026 and includes an accordion option that allows the Company to request additional lender commitments up to a total of $160.0 million.
◾	On June 10, 2021, the Company completed its inaugural follow-on underwritten public offering of 3,220,000 shares of common stock, which included the underwriters' full exercise of their option to purchase additional shares. Total net proceeds were $54.3 million after deducting the underwriting discount and expenses.

◾	On June 30, 2021, the Company issued 424,951 OP Units at an $18.85 per OP Unit value for a total value of $8.0 million in connection with the acquisition of a diversified portfolio of retail net lease properties.
◾	On June 30, 2021, in connection with the acquisition of six properties from CTO Realty Growth, Inc., a publicly traded real estate investment trust and the sole member of the Company’s external manager, the Company assumed an existing $30.0 million secured mortgage, which bears a fixed interest rate of 4.33%. The mortgage note matures in October 2034 and is prepayable without penalty beginning in October 2024.
◾	During the second quarter of 2021, the Company issued 176,028 common shares under its ATM offering program at a weighted-average gross price of $18.06 per share, for total net proceeds of $3.1 million. Year to date, the Company has issued 610,229 common shares under its ATM offering program at a weighted-average gross price of $18.19 per share, for total net proceeds of $10.9 million.

“We are pleased with our ability to access the debt and equity capital markets at attractive terms and we appreciate the support shown by our investors and our bank group in our investment strategy and management team,” commented Matthew M. Partridge, Senior Vice President, Chief Financial Officer and Treasurer of Alpine Income Property Trust. “The successful execution of our inaugural follow-on equity offering, OP Unit issuance, and recently completed term loan further strengthens our balance sheet and provides us with ample liquidity to continue our strong growth trajectory.”

The following table provides a summary of the Company’s long-term debt as of June 30, 2021:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility (1)	$50.0 million	48 bps + [1.35% - 1.95%]	November 2023
2026 Term Loan (2)	$60.0 million	81 bps + [1.35% - 1.95%]	May 2026
Mortgage Note Payable – CMBS Portfolio	$30.0 million	4.33%	October 2034
Mortgage Notes Payable	$1.6 million	N/A	July 2021(3)
Total Debt/Weighted-Average Rate	$141.6 million	2.50%
(1)

Effective April 30, 2020, the Company utilized an interest rate swap to achieve a fixed interest rate of 0.48% plus the applicable spread on $50.0 million of the outstanding balance on the revolving credit facility.

(2)	Effective May 21, 2021, the Company utilized an interest rate swap to achieve a weighted average fixed interest rate of 0.81% plus the applicable spread on the $60.0 million term loan balance.
(3)	Mortgage notes payable assumed in connection with the acquisition of two net lease properties during the three months ended June 30, 2021 which was repaid on July 1, 2021.

As of June 30, 2021, the Company held an 87.3% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  As of June 30, 2021, there were 1,648,805 OP Units held by third parties outstanding and 11,296,023 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 12,944,828.

As of June 30, 2021, the Company’s net debt to Pro Forma EBITDA was 5.7 times and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 7.9 times. As of June 30, 2021, the Company’s net debt to total enterprise value was 35%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On April 21, 2021, the Company announced a cash dividend for the second quarter of 2021 of $0.25 per share, payable on June 30, 2021 to stockholders of record as of the close of business on June 21, 2021. The 2021 second quarter cash dividend represented a 4.2% increase over the Company’s previous quarterly dividend and a payout ratio of 66% and 64% of the Company’s 2021 second quarter FFO and AFFO per diluted share, respectively.

The Company is revising its practice of declaring a quarterly cash common stock dividend concurrent with its quarterly earnings and instead anticipates announcing its quarterly cash common stock dividend for the third quarter of 2021 and for future periods at the end of the second month of the respective quarter.

2021 Guidance

The Company has revised its outlook for 2021 to take into account the Company’s second quarter performance and the expected impact of the Company’s various investment activities and capital markets transactions, including the additional common share and OP Unit issuances. The Company’s outlook for 2021 assumes continued improvement in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions, including the sale of the office properties leased to Hilton Grand Vacations and Wells Fargo.

The Company’s revised outlook for 2021 is as follows:

Guidance for FY 2021
FFO Per Diluted Share	$1.35 - $1.45
AFFO Per Diluted Share	$1.38 - $1.48

Second Quarter 2021 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended June 30, 2021 tomorrow, Friday, July 23, 2021, at 9:00 AM ET. Stockholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference: USA (Toll Free)1-888-317-6003

International: 1-412-317-6061

Canada (Toll Free): 1-855-669-9657

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 5254193 when prompted.

A webcast of the call can be accessed at: https://services.choruscall.com/links/pine210723.html. To access the webcast, log on to the web address noted above or go to http://www.alpinereit.com and log in at the investor relations section of the website.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality net leased commercial income properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with GAAP. We also disclose Funds from Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Cash interest expense is also excluded, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. Pro Forma We believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or the effects of the Company’s capital structure. FFO, AFFO and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) June 30, 2021	December 31, 2020
ASSETS
Real Estate:
Land, at cost	$115,410	$83,210
Building and Improvements, at cost	199,279	142,679
Total Real Estate, at cost	314,689	225,889
Less, Accumulated Depreciation	(10,577)	(6,550)
Real Estate—Net	304,112	219,339
Assets Held for Sale	3,082	—
Cash and Cash Equivalents	6,294	1,894
Restricted Cash	2,190	—
Intangible Lease Assets—Net	47,805	36,881
Straight-Line Rent Adjustment	1,925	2,045
Other Assets	2,089	2,081
Total Assets	$367,497	$262,240
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$2,422	$1,984
Prepaid Rent and Deferred Revenue	1,175	1,055
Intangible Lease Liabilities—Net	4,654	3,299
Long-Term Debt	140,806	106,809
Total Liabilities	149,057	113,147
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 11,296,023 shares issued and outstanding as of June 30, 2021 and 7,458,755 shares issued and outstanding as of December 31, 2020	113	75
Additional Paid-in Capital	197,978	132,878
Dividends in Excess of Net Income	(9,689)	(5,713)
Accumulated Other Comprehensive Income (Loss)	180	(481)
Stockholders' Equity	188,582	126,759
Noncontrolling Interest	29,858	22,334
Total Equity	218,440	149,093
Total Liabilities and Equity	$367,497	$262,240

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues:
Lease Income	$6,597	$4,591	$12,487	$8,762
Total Revenues	6,597	4,591	12,487	8,762
Operating Expenses:
Real Estate Expenses	824	550	1,475	1,150
General and Administrative Expenses	1,286	1,132	2,316	2,416
Depreciation and Amortization	3,463	2,286	6,606	4,309
Total Operating Expenses	5,573	3,968	10,397	7,875
Net Income from Operations	1,024	623	2,090	887
Interest Expense	678	344	1,233	593
Net Income	346	279	857	294
Less: Net Income Attributable to Noncontrolling Interest	(42)	(39)	(113)	(41)
Net Income Attributable to Alpine Income Property Trust, Inc.	$304	$240	$744	$253

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.03	$0.03	$0.09	$0.03
Diluted	$0.03	$0.03	$0.08	$0.03
Weighted Average Number of Common Shares:
Basic	8,853,259	7,544,991	8,212,902	7,721,835
Diluted (1)	10,081,783	8,768,845	9,439,104	8,945,689

Dividends Declared and Paid	$0.25	$0.20	$0.49	$0.40

(1)Includes the weighted average impact of 1,648,805 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. in connection with our formation transactions and (ii) 424,951 shares underlying OP Units issued to an unrelated third party in connection with the acquisition of nine net lease properties during the three months ended June 30, 2021.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income	$346	$279	$857	$294
Depreciation and Amortization	3,463	2,286	6,606	4,309
Funds from Operations	$3,809	$2,565	$7,463	$4,603
Adjustments:
Straight-Line Rent Adjustment	(117)	(614)	(264)	(937)
COVID-19 Rent Repayments (Deferrals), Net	114	(625)	385	(625)
Non-Cash Compensation	79	68	152	135
Amortization of Deferred Financing Costs to Interest Expense	84	44	149	88
Amortization of Intangible Assets and Liabilities to Lease Income	(50)	(29)	(91)	(48)
Accretion of Tenant Contribution	(5)	(7)	(11)	(7)
Recurring Capital Expenditures	(22)	(33)	(41)	(33)
Adjusted Funds from Operations	$3,892	$1,369	$7,742	$3,176

FFO per diluted share	$0.38	$0.29	$0.79	$0.51
AFFO per diluted share	$0.39	$0.16	$0.82	$0.35

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(Dollars in thousands)

Three Months Ended
June 30, 2021
Net Income	$346
Adjustments:
Depreciation and Amortization	3,463
Straight-Line Rent Adjustment	(117)
Non-Cash Compensation	79
Amortization of Deferred Financing Costs to Interest Expense	84
Amortization of Intangible Assets and Liabilities to Lease Income	(50)
Accretion of Tenant Contribution	(5)
Interest Expense, net of Deferred Financing Costs Amortization	594
EBITDA	$4,394

Annualized EBITDA	$17,576
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, net (1)	5,727
Pro Forma EBITDA	$23,303

Total Long-Term Debt	140,806
Financing Costs, net of accumulated amortization	816
Cash	(6,294)
Restricted Cash	(2,190)
Net Debt	$133,138

Net Debt to Pro Forma EBITDA	5.7x

(1)Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activity during the three months ended June 30, 2021.